UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Quarterly Report on Form 10-Q filed by ADTRAN Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on November 9, 2023, Mr. Ronald D. Centis, Senior Vice President of Services and a named executive officer of the Company (as identified in the Company’s definitive proxy statement on Schedule 14A filed on March 28, 2023), will depart from the Company, effective December 15, 2023 (the “Separation Date”). In connection with Mr. Centis’ pending departure, the Company and Mr. Centis entered into a Separation Agreement and General Release (the “Separation Agreement”) on December 4, 2023, subject to a customary seven-day revocation period.

Mr. Centis will be entitled to the following severance benefits under the Separation Agreement, subject to him not timely revoking the Separation Agreement and his performance of its terms, including a general release of claims against the Company, the execution of a supplemental release upon the Separation Date, and compliance with customary confidentiality, non-disparagement, non-solicitation and non-competition covenants: (i) a lump sum cash payment on January 11, 2024 of $349,397.17, which equals fifty-two (52) weeks of Mr. Centis’ current base salary, less any applicable state and federal tax withholdings; (ii) a lump sum payment on January 11, 2024 of $36,605.05, which equals the cost of approximately twelve (12) months of medical coverage premiums; (iii) payment for any accrued but unused vacation days up to the Separation Date, which shall be paid on the Separation Date; and (iv) the accelerated vesting of 15,821 unvested time-based restricted stock units that the Company previously granted to Mr. Centis, effective as of the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated December 4, 2023, by and between the Company and Ronald D. Centis

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer